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                                                                    Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2004, except for Note 10, as to which the date is April 30, 2004, with respect to the consolidated financial statements of Williamson Oil Co., Inc. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-131675) and related Prospectus of Delek US Holdings, Inc. for the registration of 11,500,000 shares of its common stock.


                                                /s/ Ernst & Young LLP

Nashville, Tennessee
April 18, 2006